Exhibit 10.2
Execution Copy

Loan Agreement

Dated as of February 5, 2014

By and between:
Hotel Outsource Management International, Inc. (“HOMI”), a Delaware corporation whose address is 80 Wall Street, Suite 815, New York, NY 10005, and HOMI Industries Ltd, an Israeli company, #512805193, whose address for the purposes of this Agreement shall be Merkazim A Building, 1 Aba Eben Street, 3rd Floor, Herzliya Pituach 4672519, Israel (“Industries”) (HOMI and Industries hereinafter jointly referred to as “Borrowers”);

And:	Moise Laurent Elkrief, whose address for the purposes of this Agreement shall be 8C Chemin Edouard Tavan, 1206 Genève, Switzerland (the “Lender”);

Whereas:	Borrowers require an immediate, short-term unsecured bridging loan, which they have not been able to obtain in a timely manner from other sources; and

Whereas:
Borrowers have requested that Lender, who is the beneficial owner of the majority shareholder in HOMI, assist Borrowers by agreeing to loan such funds to Borrowers in the amount and under the terms set forth in this Agreement below; and

Whereas:	Lender is willing to make a loan to Borrowers, all subject to and in accordance with the terms of this Agreement;

Therefore, the parties have made condition and agreed as follows:

1.	The Loan

1.1
Upon the terms and conditions set forth in this Agreement, Lender agrees to loan to Borrowers, jointly and severally, the aggregate principal amount of USD 200,000 (two hundred thousand USD) (the “Loan”).

1.2
The Loan will be made available in instalments during January and February 2014, in coordination between the Parties (the date of each such instalment shall be deemed, in respect of that instalment, a “Loan Date”).

2.	Interest

Interest will accrue on the entire outstanding balance of the Loan, commencing as of the Loan Date, at the rate of 8% per annum (the “Interest”).

3.	Repayment

Borrowers shall repay the entire Loan, with all accrued Interest in a single payment, on or before July 14, 2014.

4.	Late Payment

Without derogating from any statutory remedies and/or other remedies available under the terms of this Agreement, any sums not paid by Borrowers at the appointed time under this Agreement shall be subject to interest at the highest rate of interest then charged by Bank Leumi of Israel in respect of Dollar sums overdrawn beyond an agreed credit facility, such interest to accrue from the date payment was originally due until the date of actual payment; this interest rate shall initially be determined on the date payment was originally due, and thereafter monthly until the date of actual payment. Nothing in this Section 4 may be construed in any way as derogating from Borrowers’ undertaking and obligation to repay the Loan and pay the Interest as set forth above. Arrears interest accruing pursuant to the terms of this Section 4 shall, for all intents and purposes, be deemed part of the Interest, as defined herein.

Loan Agreement HOMI – Elkrief Execution Copy

5.	Specified Purpose of Loan

5.1
The Parties hereby confirm and agree that Borrowers requested the Loan for the sole purpose of using all of said Loan to finance their activity in the ordinary course of business, including making financing available to one or more of its subsidiaries, to finance their activity in the ordinary course of business (the “Specified Purpose”).

5.2	Borrowers hereby undertake to use the Loan solely for the Specified Purpose and not to use any part of the Loan for any purpose other than the Specified Purpose.

5.3
Borrowers hereby recognize and acknowledge that Lender’s consent to make the Loan to Borrowers in accordance with the terms hereof is inter alia subject to and in reliance upon Borrowers’ undertaking as set forth in Section 5.2 above, which is a fundamental condition of this Agreement.

6.	Borrowers’ General Covenants

6.1
Borrowers shall keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, and shall maintain, preserve and keep all of its properties and assets in good working order and condition, subject to ordinary wear and tear.

6.2
Other than in the ordinary course of business or otherwise as agreed to in writing by the Lender, on a case by case basis, Borrowers shall not create, incur, or assume any indebtedness, nor shall it create incur, assume or suffer any mortgage, pledge, lien, security interest, charge or encumbrance of any kind or nature in or upon any of its property or assets, whether now owned or hereafter acquired, nor shall it sell, lease, assign, transfer or otherwise dispose of any of its assets, including its accounts receivable.

7.	Representations and Warranties

Each Borrower hereby represents and warrants to Lender as follows:

7.1
that it is duly organized and existing under the laws of the jurisdiction in which it was incorporated, with the requisite corporate or other power to own and operate its properties and assets, and to carry on its business as presently conducted and to execute and perform its obligations under this Agreement;

7.2
that this Agreement is valid and binding upon it and it is bound by it and obliged to act in accordance with its terms; and that the execution and performance by it of this Agreement, and compliance therewith, and the consummation of the transactions contemplated by this Agreement will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any document, other obligation, law, regulation or order to which it is or will be party or by which it is or will be bound;

7.3
that all actions on its part and on the part of its directors, required for the authorization, execution, and performance by it, of this Agreement, and the consummation of all the transactions contemplated herein, have been obtained, or that they will be obtained within 30 days of the date hereof and until such time as they are obtained no use will be made of the Loan, which will, until such time, be deemed held in trust for Lender by Borrowers;

7.4
that this Agreement and the entire contents thereof do not require that any notice be made to any authorities, other than notice which has already been made or which will be made in a timely manner (such as a Form 8-K), in accordance with all applicable laws and regulations and in accordance with directions which HOMI will receive from its US Legal Counsel.

8.	Events of Default

The occurrence and continuation of any of the following events shall be considered an Event of Default upon the occurrence of which the entire unpaid balance of the Loan and Interest, and all reasonable costs of collection, including reasonable attorney fees and expenses, shall become immediately due and payable:

8.1	Borrowers shall fail to make any payment which they are obliged to make under the terms of this Agreement and such failure is not fully remedied within thirty (30) days after the occurrence thereof;

Loan Agreement HOMI – Elkrief Execution Copy

8.2
for the avoidance of doubt it is hereby stipulated and emphasized that it is the fundamental obligation and undertaking of Borrowers to repay the Loan and pay the Interest, in accordance with the schedule set forth herein, and that failure by Borrowers to repay the Loan and pay the Interest in such manner shall be considered an Event of Default, regardless of the reason for such failure, and without Lender being required to deliver any kind of notice to Borrowers;

8.3
Borrowers shall default in the performance of any material covenant or obligation contained herein or in any other agreement, debenture, pledge, promissory note or other instrument of indebtedness with Lender and such default is not remedied within thirty (30) days after the occurrence thereof;

8.4	Borrowers use and/or attempt and/or permit use of the Loan, or any part thereof, for any purpose other than the Specified Purpose;

8.5	any representation or warranty made by or on behalf of Borrowers to Lender, howsoever in connection with the Loan and/or this Agreement, shall at any time prove to have been incorrect or misleading;

8.6
any judgment materially affecting the ability of Borrowers to repay the Loan and pay the Interest shall be entered against Borrowers or any attachment, levy or execution against a substantial portion of their properties shall remain unpaid, or shall not be released, discharged, dismissed, suspended or stayed for a period of thirty (30) days or more after its entry, issue or levy, as the case may be;

8.7
any proceedings seeking to declare any Borrower bankrupt, or insolvent, or seeking liquidation, winding up, reorganization, arrangement with creditors, composition of debts or any other similar proceedings shall be initiated against any Borrower, and such proceeding shall not be dismissed within thirty (30) days;

8.8	any event shall occur materially affecting the ability of Borrowers to repay the Loan and pay the Interest under the terms of this Agreement.

9.	Miscellaneous

9.1
In view of the fact that Lender is the beneficial owner of the majority shareholder in HOMI, Lender hereby agrees that, so long as that situation prevails, he will not participate in any vote taken by any of the organs within Borrowers’ corporate structure in connection with this Agreement. This clause is in addition to, and without derogating from, the provisions of applicable law that may apply to this Agreement in connection with its being an agreement between a corporation and individuals who are shareholders and directors of that corporation.

9.2
Lender shall be entitled, at any time and without requiring the consent of Borrowers or any other individual, to assign all or any part of his rights under this Agreement, to any other entity. Borrowers shall not be entitled to assign all or any part of their rights and/or obligations under this Agreement, without Lender’s advance written consent.

9.3	No Amendment to this Agreement, or any part thereof, shall be valid or binding upon the Parties unless drawn up in writing and signed by both Parties.

9.4
As used in this Agreement, the term “including”, and all derivations thereof, shall mean “including, without limitation”, unless expressly stipulated to the contrary. Where the context permits, use of the singular number includes the plural and vice versa and words denoting any gender shall include all genders. The Preamble, and any Appendices, Exhibits or Schedules to this Agreement, constitute an integral part hereof. Section headings are for convenience purposes only, and may not be used in the construction or interpretation of this Agreement.

9.5
No failure or delay on the part of any party in exercising any right and/or remedy to which it may be entitled hereunder and/or by law shall operate as a waiver by that party of any right whatsoever. No waiver of any right under this Agreement shall be deemed as a waiver of any further or future right hereunder, whether or not such right is the same kind of right as was waived in a previous instance.

9.6
In case any provision of the Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect.

Loan Agreement HOMI – Elkrief Execution Copy

9.7
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces any previous agreements between the parties, if at all, whether written or verbal, pertaining to any of the subject-matter hereof.

9.8
This Agreement shall be governed by and construed in accordance with the laws of Israel, without regard to its rules of conflict of laws. The parties hereby agree and submit to the exclusive jurisdiction of the competent courts in the city of Tel-Aviv, with respect to any claim or dispute arising out of and/or in connection with this Agreement. For this purpose, Borrowers hereby give notice that an address for service of court papers in any action relating to this Agreement shall be c/o HOMI Israel Ltd., 1 Aba Even Street, Merkazim Bldg. A, Herzliya Pituach 4672519, Israel.

9.9
Notices sent by one party to the other under this Agreement will be sent by registered mail to the addresses specified herein, delivered by hand, or transmitted by fax and will be deemed to have reached their destination within 5 days of being deposited with the Post Office for dispatch as registered mail (10 days in the case of air mail), upon actual delivery when delivered by hand, and upon receipt of the recipient’s confirmation of receipt when sent by fax.

9.10
This Agreement may be executed in any number of counterparts, in original or by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

In witness whereof the parties have executed this

Loan Agreement on the date first above written:

SIGNED for and on behalf of	)
HOMI Industries Ltd	)

By: Kalman Huber, Bella Kivilis	)

SIGNED for and on behalf of	)
Hotel Outsource Management International, Inc.	)
)
By: Kalman Huber, Bella Kivilis	)

SIGNED by:	)
Laurent Elkrief	)